EXHIBIT 10.16

FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

This Right of First Refusal Agreement (this “Agreement”) is made effective as of January 26, 2007 among: (a) Eurobulk Ltd., a Liberian company (“Eurobulk”); Friends Investment Company Inc., a Marshall Islands company (“Friends”); Aristides J. Pittas (“Pittas”), an individual residing at [ ], Greece (together with Eurobulk and Friends, the “Grantors”); and (b) Euroseas Ltd., a Marshall Islands company (the “Company”).

BACKGROUND

The Grantors wish to facilitate the public offering (the “Offering”) of shares of common stock of the Company, pursuant to a Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission (Registration No. 333-138780). In connection with the Offering and subject to the terms and conditions set forth herein, (i) each of the Grantors desires to grant the Company a right of first refusal to acquire any drybulk carrier or container ship (a “Subject Vessel”) which any of the Grantors may consider for acquisition in the future, and (ii) Pittas desires to grant the Company a right of first refusal with respect to any chartering out opportunity in which a Company vessel might be competing with a vessel belonging to an entity of which Pittas is directly or indirectly a controlling shareholder.

AGREEMENT

In order to induce Oppenheimer & Co. Inc. to act as the representative of the several underwriters in the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Company agree to the following:

1.  Vessel Acquisition Restriction.

(a) Eurobulk agrees with the Company that, from the date hereof and so long as Eurobulk manages vessels owned by the Company, Eurobulk will promptly notify the Company of any acquisition or proposed acquisition by it, or any entity that it directly or indirectly controls, of a Subject Vessel by delivering a notice to the Company, advising it of the details of the acquisition or proposed acquisition of a Subject Vessel, including its terms, and offering to sell the Subject Vessel to the Company on substantially the same terms plus any costs of the Subject Vessel’s acquisition and net costs of carrying the Subject Vessel since its acquisition.

(b) Friends agrees with the Company that, from the date hereof and so long as Friends is directly or indirectly a controlling shareholder of the Company, Friends will promptly notify the Company of any acquisition or proposed acquisition by it, or any entity it directly or indirectly controls, of a Subject Vessel by delivering a notice to the Company, advising it of the details of the acquisition or proposed acquisition of a Subject Vessel, including its terms, and offering to sell the Subject Vessel to the Company on substantially the same terms plus any costs of the Subject Vessel’s acquisition and net costs of carrying the Subject Vessel since its acquisition.

(c) Pittas agrees with the Company that, from the date hereof and so long as (i) he is an executive officer of the Company or (ii) he directly or indirectly controls the Company, he will (and he will use his best efforts to cause each entity of which he is directly or indirectly a controlling shareholder to) promptly notify the Company of any acquisition or proposed acquisition by Pittas or such entity of which he is directly or indirectly a controlling shareholder, of a Subject Vessel by delivering a notice to the Company, advising it of the details of the acquisition or proposed acquisition of a Subject Vessel, including its terms, and offering to sell the Subject Vessel to the Company on substantially the same terms plus any costs of the Subject Vessel’s acquisition and net costs of carrying the Subject Vessel since its acquisition.

Acquisition Response Notice. Within three (3) business days after receipt of any notice referred to in Section 1 above, the Company, upon the approval of the Committee (as defined below), will have the right, but not the obligation, to deliver to the applicable Grantor a notice (a “Acquisition Response Notice”) that states whether the Company wishes to purchase the Subject Vessel described in the notice referred to in Section 1 above upon the terms stated therein and subject to the negotiation and execution of a memorandum of agreement or other contract of sale. The Audit Committee of the Board of Directors (the “Committee”), which consists solely of “independent directors” as such term is defined by the rules of the NASDAQ Stock Market, Inc., is authorized to accept or reject any such transaction referred to in Section 1 above. Any one member of the Committee is authorized, on behalf of the Committee, to accept or reject any such transaction. If, upon the approval of the transaction by the Committee, the Company wishes to purchase the Subject Vessel, the Company will have thirty days (30) after delivery of its Acquisition Response Notice to execute a definitive Memorandum of Agreement to complete the acquisition. If the Company fails to deliver an Acquisition Response Notice within the aforementioned three (3) business days, then the Company will be deemed to have declined to purchase the Subject Vessel and the applicable Grantor, or any entity with respect to which Pittas is the controlling shareholder, as the case may be, will have the right to own and operate the same. The Company will have the right to designate any other entity to acquire the Subject Vessel so long as such entity is an affiliate of the Company. The Company will have no right to assign its rights hereunder except as provided in this Section 1.

2.  Chartering Out Opportunity. Pittas agrees with the Company that, from the date hereof and so long as he (a) is an executive officer of the Company or (b) directly or indirectly controls the Company, he will (and he will use his best efforts to cause each entity of which he is directly or indirectly a controlling shareholder to) promptly notify the Company of any chartering out opportunity in which a Company vessel might be competing with a vessel belonging to an entity of which Pittas is directly or indirectly a controlling shareholder, by delivering oral notice to the Company, advising it of the details of any such chartering out opportunity, including its terms, and offering the chartering out opportunity to the Company on substantially the same terms; provided, however, that such chartering out opportunity must be presented to the Company only if the Company has a suitable vessel, properly situated and available, to take advantage of the chartering out opportunity.

Chartering Out Response Notice. On the same day of receipt of such oral notice referred to in Section 2 above, the Company, upon the approval of the transaction by the Committee, will have the right, but not the obligation, to deliver to Pittas a notice (a “Chartering Out Response Notice”) that states whether the Company wishes to charter out one of its vessels with respect to the chartering opportunity described in the notice referred to in Section 2 above upon the terms stated therein and subject to the negotiation and execution of a charter party agreement. It being understood that the Committee shall have a minimum of six (6) hours after receipt of such oral notice to deliver such Chartering Out Response Notice to Pittas. Any one member of the Committee is authorized, on behalf of the Committee, to accept or reject any such transaction. If, upon the approval of the transaction by the Committee, the Company wishes to charter out a vessel, the Company will have one day after delivery of its Chartering Out Response Notice to accept the chartering out opportunity. If the Company fails to deliver a Chartering Out Response Notice within the aforementioned one day, then the Company will be deemed to have declined to accept the chartering out opportunity and Pittas, or any entity with respect to which he is the controlling shareholder, as the case may be, will have the right to accept such chartering opportunity. The Company will have the right to designate any other entity to accept such chartering opportunity so long as such entity is an affiliate of the Company. The Company will have no right to assign its rights hereunder except as provided in this Section 2.

3.  Notices. Except as otherwise specified in Section 2 above, all notices, requests, demands and other communications to any party hereunder will be in writing (including prepaid overnight courier, facsimile transmission, or similar writing) and will be given to such party at its respective address or facsimile number set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication will be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 3 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

Notices to Eurobulk will be made as follows:

Eurobulk Ltd.
Aethrion Center
40 Ag, Konstantinou Street
151 24 Maroussi, Greece
Telephone: 011-30 210 6105110
Facsimile: 011-30 210 6105111
Attention: President

Notices to Friends will be made as follows:

Friends Investment Company Inc.
Aethrion Center
40 Ag, Konstantinou Street
151 24 Maroussi, Greece
Telephone: 011-30 211 1804000
Facsimile: 011-30 2111804097
Attention: President

Notices to Mr. Aristides J. Pittas will be made as follows:

Mr. Aristides J. Pittas
Aethrion Center
40 Ag, Konstantinou Street
151 24 Maroussi, Greece
Telephone: 011-30 211 1804005
Facsimile: 011-30 211 1804097

Notices to the Company will be made as follows:

Euroseas Ltd.
Aethrion Center
40 Ag, Konstantinou Street
151 24 Maroussi, Greece
Telephone: 011-30 211 1804005
Facsimile: 011-30 211 1804097
Attention: President

4.  Governing Law. This Agreement and the rights and obligations of the parties hereto will be governed by and construed in accordance with the laws of England.

5.  Further Assurances. Each of the Grantors agrees to execute, acknowledge and deliver all such instruments and take all such actions as the Company from time to time may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof and to better assure and confirm to the Company its rights, powers and remedies hereunder.

6.  Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement is not assignable by either party without the prior written consent of the other party except as provided in Sections 1 and 2 hereof.

7.  Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, then this Agreement will be construed as if such invalid, illegal, or unenforceable provision or part of a provision had never been contained in this Agreement.

8.  Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of such counterparts together will constitute one agreement. To facilitate execution of this Agreement, the parties may execute and exchange counterparts of signature pages by telephone facsimile.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date set forth above.

EUROBULK LTD.

By:
Name: Markos Vassilikos
Title: Managing Director

FRIENDS INVESTMENT COMPANY INC.

By:
Name: Aristides J. Pittas
Title:

Aristides J. Pittas

EUROSEAS LTD.

By:
Name: Aristides J. Pittas
Title: Chairman, President & CEO

[Signature page to the Right of First Refusal Agreement]